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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549


                                   FORM 8-K



                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): March 10, 1998


                                INTERIORS, INC.
            (Exact name of registrant as specified in its charter)


      Delaware                             1-6395           13-3590047
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(State or other jurisdiction            (Commission         (IRS Employer
of incorporation or organization)       File Number)     Identification No.)


   320 Washington Street, Mt. Vernon New York                         10553
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    (Address of principal executive offices)                       (Zip Code)


    Registrant's telephone number, including area code:  (914) 665-5400
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                                Not Applicable
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         (Former name or former address, if changed since last report)



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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On March 10, 1998, the Registrant entered into, and consummated, an Agreement and Plan of Merger (the "Merger Agreement") among the Registrant, Vanguard Acquisition Corp., a wholly-owned subsidiary of the Registrant, Henlor, Inc. ("Henlor") and the shareholders of Henlor. The transaction was structured as a reverse triangular merger. As a result of the merger, Henlor now is a wholly-owned subsidiary of the Registrant. Henlor, through its wholly-owned subsidiary Vanguard Studios, Inc. ("Vanguard"), designs, manufactures and wholesales decorative accessories furnishings for the home, including framed hand-painted oil paintings, framed prints under glass, wall mirrors, lamps, sculptures and decorative tabletop accessories. The acquisition of Henlor provides the Registrant with an expanded breadth of product offerings.

          Pursuant to the Merger Agreement, the purchase price paid to the shareholders of Henlor at closing consisted of a cash payment of $705,621 and the delivery of a subordinated promissory note in the aggregate principal amount of $794,379. In addition, the Registrant issued to the shareholders of Henlor an aggregate of 299,581 unregistered shares of its Class A Common Stock (the "Merger Shares") and the Registrant repaid indebtedness of Vanguard owed to the principal shareholders of Henlor in the amount of $294,379 . All of the Merger Shares are being held in a two year escrow as security for the indemnification obligations of Henlor's former shareholders pursuant to the Merger Agreement, and the number of Merger Shares remains subject to adjustment based on the value of the Merger Shares on the second anniversary of the closing date.

          The merger was financed by (i) a bridge loan in the principal amount of $500,000 from United Credit Corp., the Registrant's senior lender, and (ii) the private placement to accredited investors of the Registrant's unregistered Subordinated Convertible Promissory Notes in the aggregate principal amount of $500,000. The aggregate purchase price was determined in arms-length negotiations between the Registrant and the shareholders of Henlor.

          The assets acquired pursuant to the Merger Agreement included, among other things, (i) fixed assets owned, leased or used by Henlor and Vanguard, including equipment, (ii) accounts receivable, (iii) inventory and (iv) contracts, agreements, and leases of real and personal and property. For the foreseeable future, the Registrant intends to utilize such assets in connection with the operation of the business of Henlor and Vanguard.

          A copy of the Merger Agreement is appended as an exhibit to this Report.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.
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Financial statements with respect to the acquisition of Henlor, Inc. by the
Registrant will be filed with an amendment to this Form 8-K within 60 days after the date that this Report is required to be filed.

(b) Pro Forma Financial Information.
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Pro forma financial information with respect to the acquisition of Henlor, Inc.
by the Registrant will be filed with an amendment to this Form 8-K within 60 days after the date that this Report is required to be filed.

(c) Exhibits
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Document Description                                           Exhibit No.
--------------------                                           -----------

Agreement and Plan of Merger, dated as of March 10, 1998,                2
among the Registrant, Vanguard Acquisition Corp., a wholly-owned subsidiary of the Registrant, Henlor, Inc. and the shareholders of Henlor, Inc.

Employment Agreement dated as of March 10, 1998 between               99.1
Michael H. Greeley and Henlor, Inc.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 25, 1998                INTERIORS, INC.,
                              a Delaware corporation



                              By:   /s/ John D. Mazzuto.
                                 -------------------------------------------
                                    Chief Financial Officer

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                                 EXHIBIT INDEX



Exhibit                                                         Sequentially
  No.                Document Description                      Numbered Page
-------              --------------------                      -------------

2 Agreement and Plan of Merger, dated as of March 10, 1998, among the Registrant, Vanguard
          Acquisition Corp., a wholly-owned subsidiary of the Registrant, Henlor, Inc. and the shareholders of Henlor, Inc..

99.1 Employment Agreement dated as of March 10, 1998 between Michael H. Greeley and Henlor, Inc.

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